Exhibit 99.1

For Immediate Release:
Contact: Peerless Systems Corporation Timothy E. Brog Chief Executive Officer 203-350-0040

Peerless Systems Announces Results for the Year and Quarter ended January 31, 2013

Stamford, Connecticut, April 29, 2013 — Peerless Systems Corporation (NASDAQ: PRLS), a provider of imaging and networking technologies to the digital document market, today reported financial results for the fiscal year and quarter ended January 31, 2013.

Fourth Quarter 2013 Results

Revenues were $0.9 million for the fourth quarter ended January 31, 2013, compared to $0.7 million for the corresponding quarter in fiscal 2012, representing a 27% increase.  The increase in revenue for this quarter is primarily attributable to two customers who had exhausted their block licenses and are currently paying the Company on a pay-as-you-go basis.

Gross margin was 84% and 86% in the fourth quarters of fiscal 2013 and 2012, respectively.  The slight decrease in gross margin is primarily attributable to higher fees being paid to third parties due to a change in the product mix underlying licensing revenues.

Operating expenses decreased 52% to $0.3 million for the fourth quarter ended January 31, 2013, from $0.7 million for the same quarter in fiscal year 2012.  The decrease in operating expenses was due to lower compensation costs, lower spending on professional services and the Company’s continued cost reduction efforts in general.

Other income, net decreased from $0.5 million in the fourth quarter of fiscal 2012 to about $4,000 for the fourth quarter of fiscal 2013.  This decrease was attributable to the decrease in investing activities during the current fiscal quarter as compared to the same quarter last fiscal year.

Peerless reported net income of $0.2 million, or $0.08 per basic share and $0.07 per diluted share, for the fourth quarter of fiscal 2013, compared to $0.3 million, or $0.09 per basic share and $0.08 per diluted share for the fourth quarter of fiscal 2012.

Fiscal 2013 Full-Year Results

Fiscal year 2013 revenue was $2.5 million as compared to $3.7 million for fiscal year 2012.  This 32% decrease in total revenue from the prior fiscal year was primarily attributable to an $800,000 block license that was sold in fiscal 2012, with no such license sold during fiscal 2013, and an overall decrease of licensing revenue as certain OEM devices utilizing our technology reached the end of their commercial lives.

Gross margin increased to 91% in fiscal year 2013 from 80% in fiscal year 2012.  The increase was the result of lower fees being paid to third parties due to a change in the product mix generating licensing revenues.

Total operating expenses declined 37% to $1.6 million for fiscal year 2013, from $2.5 million for fiscal year 2012.  The decrease in operating expenses was due to lower compensation costs, lower spending on professional services and the Company’s continued cost reduction efforts in general.

Other income, net decreased to $0.2 million in fiscal year 2013 from $1.8 million in fiscal year 2012.  This decrease was attributable to a substantial decrease in investing activities in fiscal year 2013 as compared to fiscal year 2012.

For fiscal year 2013, Peerless reported net income of $1.8 million, or $0.56 per basic share and $0.53 per diluted share, versus $1.4 million, or $0.42 per basic share and $0.40 per diluted share in fiscal year 2012.

As previously reported in connection with the Company’s third quarter results, the Company recorded a non-cash tax benefit of approximately $1.3 million resulting from the reversal of tax liabilities related to an unrecognized tax benefit pertaining to certain tax positions taken for the Company’s tax returns for the fiscal year ended January 31, 2009. In addition, the Company also reversed $0.1 million in accrued interested related to those tax liabilities. Excluding the effect of the reversal of the tax liability and the accrued interest, net income was $0.4 million for fiscal year 2013.

About Peerless Systems Corporation

Founded in 1982, Peerless historically licensed imaging and networking technologies to the digital document markets.  Effective July 31, 2008, Peerless sold its imaging and networking technologies and certain other assets to Kyocera-Mita Corporation.  Peerless retains certain rights to continue licensing these technologies to customers in the digital document markets.  Peerless is seeking to maximize the value of its licensing business and is exploring various alternatives to enhance stockholder value, potentially through establishing a new venture or acquiring an existing business, as well as through other investment opportunities.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act Of 1995

Some statements included in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, therefore, involve uncertainties or risks that could cause actual results to differ materially there from.  These statements may contain words such as "desires," "believes," "anticipates," "plans," "expects," "intends," "estimates" or similar expressions.  These statements are not guarantees of the Company's future performance and are subject to risks, uncertainties and other important factors that could cause actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements.  Such statements include, but are not limited to, the Company’s ability to maximize the value of its licensing business or to enhance stockholder value, potentially through establishing a new venture or acquiring an existing business, or through other investment opportunities.  Additional information regarding factors that could cause results to differ materially from management's expectations is found in the section entitled "Risk Factors" in the Company's 2012 Annual Report on Form 10-K filed with the SEC on April 27, 2012.  The Company intends that the forward-looking statements included herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements.  The Company disclaims any obligation to update forward-looking statements.

PEERLESS SYSTEMS CORPORATION

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

(In thousands except per share amounts)

	Three Months Ended		Twelve Months Ended
	January 31,		January 31,
	2013	2012	2013	2012
Revenues	$947	$744	$2,493	$3,650
Cost of revenues	151	107	227	726
Gross margin	796	637	2,266	2,924
Operating expenses	331	695	1,576	2,488
Other income, net	4	549	173	1,751
Income before income taxes	469	491	863	2,187
Provision for income taxes	239	199	(907)	825
Net income	$230	$292	$1,770	$1,362
Basic earnings per share	$0.08	$0.09	$0.56	$0.42
Diluted earnings per share	$0.07	$0.08	$0.53	$0.40
Weighted average common shares - outstanding — basic	2,969	3,294	3,167	3,212
Weighted average common shares - outstanding — diluted	3,103	3,495	3,336	3,407

PEERLESS SYSTEMS CORPORATION

UNAUDITED CONDENSED BALANCE SHEET

(In thousands)

	January 31, 2013	January 31, 2012

ASSETS
Current assets:
Cash and cash equivalents	$8,866	$10,433
Marketable securities	2,910	6,588
Trade accounts receivable, net	1,346	1,267
Deferred tax assets	495	-
Income tax receivable	231	21
Prepaid expenses and other current assets	65	56
Total current assets	13,913	18,365
Other assets	4	4
Total assets	$13,917	$18,369

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accrued wages and compensated absences	$103	$330
Accrued product licensing costs	315	218
Deferred tax liability	-	688
Other current liabilities	143	614
Total current liabilities	561	1,850
Other liabilities
Tax liabilities	276	1,643
Total liabilities	837	3,493
Stockholders’ equity:
Common stock, $.001 par value, 30,000 shares authorized, 19,588 issued at January 31, 2013 and 19,502 issued at January 31, 2012	18	18
Additional paid-in capital	57,534	57,177
Retained earnings	6,626	4,856
Accumulated other comprehensive income (loss)	(657)	1,322
Treasury stock, 16,460 at January 31, 2013 and 15,951 at January 31, 2012	(50,441)	(48,497)
Total stockholders’ equity	13,080	14,876
Total liabilities and stockholders’ equity	$13,917	$18,369